News Release
FOR IMMEDIATE RELEASE

TEREX CORPORATION ANNOUNCES
RECEIPT OF REQUISITE CONSENTS FOR CONSENT SOLICITATION
AND CREDIT AGREEMENT AMENDMENT

WESTPORT, CT, October 3, 2016 -- Terex Corporation (NYSE: TEX) ("Terex") announced today that it has received the requisite consents with respect to its previously announced consent solicitation from holders of its 6.00% Senior Notes due 2021 (the “2021 Notes”) and 6.50% Senior Notes due 2020 (the “2020 Notes” and together with the 2021 Notes, the “Notes”) to certain waivers from the asset sale covenants in the indentures governing the Notes (the “Proposed Waivers”).
The consent solicitation expired at 5:00 p.m., New York City time, on September 30, 2016 (the “Expiration Time”). As of the Expiration Time, Terex had received the requisite consents needed to approve the Proposed Waivers to the indentures governing the Notes. These consents cannot be revoked. The complete terms and conditions of the consent solicitation are described in the Consent Solicitation Notice dated September 21, 2016 (the “Notice”), as modified by the Supplement dated September 26, 2016 (the “Supplement”).
Terex also announced today that it has amended its senior secured credit facility providing the Company with relief from the asset sale covenants in its credit facility.
Terex engaged Credit Suisse Securities (USA) LLC to act as Solicitation Agent and Global Bondholder Services Corporation to act as Information and Tabulation Agent for the consent solicitation. Questions regarding the consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-1862 (collect). Requests for documents relating to the consent solicitation may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll-free), (212) 430-3774 (banks and brokers), (212) 430-3775/3779 (facsimile) and (212) 430-3774 (confirmation).

This press release is for informational purposes only and the consent solicitation was only made pursuant to the terms of the Notice, the Supplement and the related Consent Form. The consent solicitation was not made to, and consents were not solicited from, holders of Notes in any jurisdiction in which it is unlawful to make such consent solicitation or grant such consent. None of Terex, the Trustee, the Solicitation Agent or the Information and Tabulation Agent made any recommendation as to whether or not holders should deliver consents.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Contact Information: Brian Henry
Senior Vice President, Business Development and Investor Relations
Phone: 203-222-5954
Email: brian.henry@terex.com

Forward Looking Statements

This press release may contain forward-looking information and statements regarding Terex and the consent solicitation. Any statements included in this press release that address activities, events or developments that will or may occur in the future are forward looking, and include among others, statements regarding the Proposed Waivers. Actual results may differ materially due to a variety of factors including: changed market conditions, the conditions for completing the sale of the Material Handling and Port Solutions to Konecranes Plc, the participation of and level of participation by the holders of Notes in the consent solicitation and other factors listed in the Notice under “Statement Regarding Forward-Looking Statements.” Except as required by law, Terex undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change. Do not place undue reliance on forward-looking information.

About Terex
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in three business segments: Aerial Work Platforms, Cranes and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page www.facebook.com/TerexCorporation to make information available to investors and the market.